EARNINGS CALL PRESENTATION Fiscal Year 2019, Second Quarter October 29, 2018

CALL HORACIO ROZANSKI PARTICIPANTS PRESIDENT AND CHIEF EXECUTIVE OFFICER LLOYD HOWELL CHIEF FINANCIAL OFFICER AND TREASURER NICHOLAS VEASEY DIRECTOR INVESTOR RELATIONS 1

DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, Adjusted Diluted EPS, free cash flow, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward- looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Fiscal 2019 Full Year Outlook,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2019. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, management may discuss its expectation for EBITDA margin for fiscal year 2019 from time to time. A reconciliation of EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. 2

Q2 FY19 Performance: Aligned with Investment Thesis

Investment Thesis

Unique Market Position	=	Strong Financial Returns	+	Option Value
		50% ADEPS Growth 6 - 9% Annual Revenue Growth 10 - 30 bps Margin Expansion ~$1.4B in Capital Deployment		

Unique Market Position

- Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies
- First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth
- Creating value for critical missions and top priorities

Strong Financial Returns

- Year-to-date ADEPS up significantly; FY19 guidance raised and narrowed
- Successful implementation of new cash management strategy; expectations for operating cash flow increased
- Strong margin performance; ahead of expectations for FY19
- Growth in revenue ex-billables driving earnings growth
- Expanding talent base, plus record total backlog, funded backlog and book-to-bill since IPO
- Capital deployment for FY19 on pace

Option Value

- Launched District Defend – Patented technology embedded in Dell hardware that allows clients to securely manage highly sensitive or classified information on mobile devices
- Potential to become significant contributor to financial performance in medium to long-term

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KEY FINANCIAL RESULTS SECOND QUARTER FISCAL YEAR 2019 PRELIMINARY RESULTS SECOND QUARTER (1) FIRST HALF (1) Revenue $1.6 billion 4.6% Increase $3.3 billion 6.4% Increase Revenue, Excluding Billable Expenses $1.1 billion 7.2% Increase $2.3 billion 8.2% Increase Adjusted EBITDA $164 million 10.0% Increase $342 million 17.4% Increase Net Income $93 million 25.9% Increase $197 million 36.5% Increase Adjusted Net Income $97 million 31.5% Increase $202 million 39.3% Increase Diluted EPS $0.64 30.6% Increase $1.36 41.7% Increase Adjusted Diluted EPS $0.68 36.0% Increase $1.40 44.3% Increase $21.4 billion Total Backlog 28.1% Increase 1) Comparisons are to prior fiscal period 4

CAPITAL ALLOCATION DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY • Our FY19 and multi-year capital deployment plans remain on track – Aim to deploy $350 million this year, subject to market conditions – Aim to deploy $1.4 billion over the next three years • Returned $68 million to shareholders in dividends and share repurchases during the quarter, equating to ~$144 million year to date – Approximately $413 million of share repurchase authorization remained as of September 30, 2018 • Improved free cash flow generation and attractive debt capital markets promote financial flexibility 5

FINANCIAL OUTLOOK INCREASING ADEPS GUIDANCE FISCAL 2019 FULL YEAR OUTLOOK Revenue Growth in the Range of 6 to 8 Percent Adjusted Diluted EPS (1) $2.55 - $2.65 1) Adjusted Diluted EPS guidance is based on fiscal 2019 estimated average diluted shares outstanding in the range of 141 million to 144 million shares and assumes an effective tax rate in the range of 24 - 26%, which excludes any ongoing re-measurements of our deferred taxes related to the 2017 tax law, including the recently approved tax accounting method 6 change

APPENDIX 7

NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. The Company prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the 2017 Tax Act in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment. 8

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Six Months Ended September 30, 2018	Six Months Ended September 30, 2017
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,613,997	$ 1,542,805	$ 3,260,845	$ 3,065,815
Billable expenses	478,349	483,556	955,784	935,220
Revenue, Excluding Billable Expenses	$ 1,135,648	$ 1,059,249	$ 2,305,061	$ 2,130,595
Adjusted Operating Income				
Operating Income	$ 143,751	$ 132,889	$ 305,363	$ 259,554
Transaction expenses (a)	3,660	—	3,660	—
Adjusted Operating Income	$ 147,411	$ 132,889	$ 309,023	$ 259,554
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 92,713	$ 73,647	$ 196,917	$ 144,259
Income tax expense	27,174	36,946	60,337	73,111
Interest and other, net (b)	23,864	22,296	48,109	42,184
Depreciation and amortization	16,426	16,046	32,579	31,495
EBITDA	160,177	148,935	337,942	291,049
Transaction expenses (a)	3,660	—	3,660	—
Adjusted EBITDA	$ 163,837	$ 148,935	$ 341,602	$ 291,049
Adjusted EBITDA Margin on Revenue	10.2%	9.7%	10.5%	9.5%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	14.4%	14.1%	14.8%	13.7%
Adjusted Net Income				
Net income	$ 92,713	$ 73,647	$ 196,917	$ 144,259
Transaction expenses (a)	3,660	—	3,660	—
Re-measurement of deferred tax assets/liabilities (c)	1,064	—	1,064	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,205	663	1,868	1,321
Adjustments for tax effect (d)	(1,265)	(265)	(1,437)	(528)
Adjusted Net Income	$ 97,377	$ 74,045	$ 202,072	$ 145,052
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	143,708,909	148,887,497	144,215,073	149,376,875
Adjusted Net Income Per Diluted Share (e)	$ 0.68	$ 0.50	$ 1.40	$ 0.97
Free Cash Flow				
Net cash provided by operating activities	$ 301,604	$ 174,067	$ 274,567	$ 178,062
Less: Purchases of property and equipment	(19,207)	(25,453)	(39,672)	(36,989)
Free Cash Flow	$ 282,397	$ 148,614	$ 234,895	$ 141,073

(a) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 23, 2018.

(b) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(c) Reflects the adjustment made to the provisional income tax benefit associated with the re-measurement of the Company's deferred tax assets and liabilities as a result of the Company's assessment of new guidance issued during the second quarter of fiscal 2019 regarding the 2017 Tax Act.

(d) Fiscal 2018 reflects the tax effect of adjustments at an assumed effective tax rate of 40%. For fiscal 2019 with the enactment of the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 26%, which approximates a blended federal and state tax rate for fiscal 2019, and consistently excludes the impact of other tax credits and incentive benefits realized.

(e) Excludes an adjustment of approximately $0.6 million and $1.2 million of net earnings for the three and six months ended September 30, 2018, respectively, and excludes an adjustment of approximately $0.7 million and $1.3 million of net earnings for the three and six months ended September 30, 2017, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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FINANCIAL RESULTS – KEY DRIVERS Second Quarter Fiscal 2019 – Below is a summary of the key factors driving results for the fiscal 2019 second quarter ended September 30, 2018 as compared to the prior year: • Revenue increased by 4.6% to $1.6 billion driven primarily by continued strength in client demand, which led to a total headcount increase of more than 1,100 and an increase in direct client staff labor, as well as improved contract performance. • Revenue, Excluding Billable Expenses increased 7.2% to $1.1 billion due to increased client demand which led to increased client staff headcount, an increase in direct client staff labor, and improved contract performance. • Operating Income increased 8.2% to $143.8 million and Adjusted Operating Income increased 10.9% to $147.4 million. Increases in both were primarily driven by the same factors driving revenue growth, as well as improved contract performance. • Net income increased 25.9% to $92.7 million and Adjusted Net Income increased 31.5% to $97.4 million. These increases were primarily driven by the same factors as Operating Income and Adjusted Operating Income. Additionally, Net Income and Adjusted Net Income benefited from the Company’s recognition of an additional income tax benefit of approximately $15.5 million driven by a lower federal corporate tax rate. The increases in Net Income and Adjusted Net Income were partially offset by an increase in interest expense of $1.3 million primarily due to rising LIBOR rates. • EBITDA increased 7.5% to $160.2 million and Adjusted EBITDA increased 10.0% to $163.8 million. These increases were due to the same factors as Operating Income and Adjusted Operating Income. • Diluted EPS increased to $0.64 from $0.49 and Adjusted Diluted EPS increased to $0.68 from $0.50. The increases were primarily driven by the same factors as Net Income and Adjusted Net Income, as well as a lower share count in the second quarter of fiscal 2019. • As of September 30, 2018, total backlog was $21.4 billion, an increase of 28.1% .  Funded backlog was $4.2 billion, an increase of 16.5%. 10

FINANCIAL RESULTS – KEY DRIVERS Six Months Ended September 30, 2018 – Booz Allen's cumulative performance for the first two quarters of fiscal 2019 has resulted in: • Net cash proved by operating activities was $274.6 million as of September 30, 2018 as compared to $178.1 million in the prior year period. The increase was primarily due to increased efficiencies related to working capital and increased operating cash that aligns with net income growth over the same period. Free Cash Flow was $234.9 million as of September 30, 2018 as compared to $141.1 million as of September 30, 2017. The increase was due to the same factors affecting cash provided by operating activities, partially offset by an increase in capital expenditures related to software and infrastructure investments to support operations and growth. We expect to generate operating cash flow of approximately $460 million to $500 million and spend approximately $100 million on capital expenditures for fiscal 2019. This would result in a fiscal 2019 free cash flow range of approximately $360 million to $400 million. Assuming the midpoint of our fiscal 2019 free cash flow range, or approximately $380 million, and growing fiscal 2019 revenue to approximately $6.6 billion, the midpoint of our fiscal 2019 revenue guidance range of 6 to 8 percent growth over fiscal 2018, we expect our free cash flow as a percentage of our revenue to be approximately 5.8 percent for fiscal 2019. 11